Exhibit 7.A





                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 7, 2000 and April 14, 2000 (with respect to the financial statements of Security Life Separate Account L1 and the consolidated financial statements of Security Life of Denver Insurance Company and Subsidiaries, respectively), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-34404) and related Prospectus of Security Life of Denver Insurance Company and Security Life Separate Account L1 dated May 1, 2000.

                                              /s/  ERNST & YOUNG LLP

Denver, Colorado
October 13, 2000